                                                                     EXHIBIT 5.1

                          CALFEE, HALTER & GRISWOLD LLP
                                ATTORNEYS AT LAW
                   -------------------------------------------

                         1400 McDonald Investment Center
                800 Superior Avenue    Cleveland, Ohio 44114-2688
                        216/622-8200    Fax 216/241-0816


                                 April 3, 1998


NCS HealthCare, Inc.
3201 Enterprise Parkway
Suite 220
Beachwood, Ohio  44122

                  We are acting as counsel for NCS HealthCare, Inc., a Delaware corporation (the "Company"), with respect to the 883,528 shares of the Company's Class A Common Stock, par value $.01 per share (the "Plan Shares"), to be offered and sold from time to time pursuant to the Aberdeen Group, Inc. 1995 Amended and Restated Employee Stock Purchase and Option Plan, the NCS HealthCare, Inc. 1996 Long Term Incentive Plan, the Amended and Restated Stock Option Agreement by and between Aberdeen Group, Inc. and Richard L. Osborne, dated as of December 7, 1995 and the Amended and Restated Stock Option Agreement by and between Aberdeen Group, Inc. and Jeffrey R. Steinhilber, dated as of December 7, 1995 (collectively, the "Plans"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Plan Shares under the Securities Act of 1933, as amended.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares to be offered and sold from time to time in the manner contemplated by the Plans and the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

                  This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other law on the opinions set forth herein.

                  This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                   Respectfully submitted,



                                                   CALFEE, HALTER & GRISWOLD LLP